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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated June 7, 1996, except for Note 9, as to which the date is October 24, 1996, relating to the financial statements of Fortran Corp. which report appears in this Current Report on Form 8-K of U.S. Office Products Company.

RUBIN, KOEHMSTEDT & NADLER, PLC
Springfield, Virginia
March 10, 1998